EXHIBIT 4.6
                Form of Subscription Agreement by and between the
                       Registrant and certain food brokers
                            dated as of June 25, 2002

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                             SUBSCRIPTION AGREEMENT

TO:  Galaxy Nutritional Foods, Inc.
     2441 Viscount Row
     Orlando, Florida 32809

     1. SUBSCRIPTION FOR SHARES. Each of the undersigned subscribers (each and collectively, "Subscriber") hereby subscribes for and agrees to purchase a total of __________ shares of common stock, $0.01 par value (the "Shares"), of Galaxy Nutritional Foods, Inc., a Delaware corporation (the "Company"), in consideration of services rendered to the Company in the amount of $4.08 per share to the Company pursuant to a Food Service Brokerage Agreement between Subscriber and the Company dated as of June 25, 2002.

     2. REPRESENTATIONS AND WARRANTIES. Subscriber understands and acknowledges that the Shares are being offered and sold under the exemption from registration provided for in the Securities Act of 1933, as amended (the "Act"), including Regulation D promulgated thereunder, that it is purchasing the Shares without being furnished any offering literature or prospectus, that this transaction has not been scrutinized by the United States Securities and Exchange Commission (the "SEC") or by any administrative agency charged with the administration of the securities laws of any state because of the small number of persons solicited and the private aspects of the offering, that all documents, records and books pertaining to the Company and this investment have been made available to Subscriber and its representatives, including its attorney, its accountant and/or its purchaser representative, that the books and records of the Company will be available upon reasonable notice for inspection by Subscriber during reasonable business hours at the Company's principal place of business, and that Subscriber has had access to and the opportunity to request information from and ask questions of Mr. Angelo Morini, the President of the Company. Subscriber hereby further represents and warrants as follows:

     a. Subscriber understands that the Shares are speculative investments with a high degree of risk of loss and that Subscriber must be prepared to lose its entire investment in the Company. Such risks include, but are not limited to, the Company's limited operating history, the possible need for additional financing in order to continue operations, the sale and issuance of additional stock in offerings currently being conducted and contemplated in the immediate future by the Company and the dilution such additional offerings will create for the Company's shareholders, intense competition in the industry and the competitive advantages of existing companies in the industry, and the limitations on the ability of Subscriber to transfer the Shares.

     b. Subscriber hereby acknowledges that the Shares have not been approved or disapproved by the SEC or any other federal or state governmental authority nor has the SEC or any such federal or state governmental authority passed upon the accuracy or adequacy of any of the information provided by the Company to Subscriber regarding the Company, the Shares or any other related matter.

     c. Subscriber acknowledges that the Shares have not been registered under the Act, the Florida Securities and Investor Protection Act or the laws of any other jurisdiction and that the Shares cannot be sold or transferred by Subscriber unless they are subsequently registered under applicable law or an exemption from registration is available. The Company is not required and does not intend to register or assist in the registration of the Shares or make any exemption from registration available. No rule of the SEC under the Act is presently available to allow resale of the Shares and there is no assurance one may be available in the future. Subscriber acknowledges that there may be no public market

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          for the Shares and that  Subscriber  is able (i) to bear the  economic risk of this  investment,  (ii) to hold the Shares  indefinitely,  and
          (iii) presently to afford a complete loss of this investment; Subscriber has adequate means of providing for current needs and personal contingencies, and has no need for liquidity in this investment.

     d. If Subscriber is a resident of the State of Florida, it acknowledges that the purchase of Shares is voidable by Subscriber without incurring any liability to the Company or any other person within three (3) days of making such purchase, in which case all funds will be refunded without interest or deduction.

     e. Subscriber has such knowledge and experience in financial and business matters that it and such representative are capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision. The undersigned represents that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares and in the Company, and of making an informed investment decision, and is not utilizing any other person in connection with evaluating such merits and risks. The undersigned offers as evidence the undersigned's knowledge and experience in these matters the information requested in this Subscription Agreement and the related subscription documents attached hereto.

     f. Subscriber confirms that, in making its decision to purchase the Shares, it has relied solely upon independent investigations made by it and/or by its representatives, including its own professional tax and other advisors and that it and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning this investment and the terms and conditions of purchasing the Shares, and to obtain any additional information or documents to the extent such persons possess such information or documents or can acquire them without unreasonable effort or expense, and that the Company or persons acting on behalf of the Company have furnished all such additional information and documents to Subscriber and/or its representatives.

     g. The Company has not made, and Subscriber has not relied upon, any statements, representations or warranties regarding the Company, its business or any other related information that are not contained in executed written agreements between Subscriber and the Company.

     h. The Shares are being acquired by Subscriber in good faith solely for its own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; Subscriber has no contract or arrangement with any person to sell, transfer or pledge to any person the Shares or any part thereof, any interest therein or any rights thereto; Subscriber has no present plans to enter into any such contract or arrangement; and it understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated to do, and has no present intention of doing) or unless an exemption from such registration is available.

     i. Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by

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          Subscriber in offering the Shares for sale to it without  having first registered the same under the Act.

     j. Subscriber is an "accredited investor," as such term is defined in Regulation D under the Act, because Subscriber meets the qualifications indicated in Section 5 of the Investor Questionnaire attached hereto and incorporated herein. The Subscriber has attached to this Agreement the Investor Questionnaire which has been duly and properly completed and executed by the Subscriber.

     3. RESTRICTED SECURITIES; LEGEND. Subscriber agrees that it will not sell or offer to sell or transfer the Shares or any part thereof or interest therein without registration under the Act, the Florida Securities and Investor Protection Act and applicable state securities laws or an exemption from such registration or pursuant to Rule 144 or Rule 144A of the Act. Subscriber understands and acknowledges that the Shares purchased hereunder will bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE FLORIDA SECURITIES AND INVESTOR
     PROTECTION  ACT OR THE LAWS OF ANY OTHER  STATE AND WERE SOLD  PURSUANT  TO
     EXEMPTIONS  FROM  REGISTRATION  UNDER THAT ACT AND SUCH STATE  LAWS.  THESE
     SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THAT ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR PURSUANT TO RULE 144 OR 144A UNDER SUCH ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

The undersigned acknowledges that the undersigned is aware that there are substantial restrictions on the transferability of the Shares. Since the Shares will not be registered under the Securities Act, the Shares may not become so registered. The undersigned agrees that the Shares may not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act. The undersigned also acknowledges that the undersigned shall be responsible for compliance with all conditions on transfer imposed by any Commissioner of Securities of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

     4. NO ASSIGNMENT. This Subscription Agreement is not transferable or assignable by Subscriber without the express written consent of the Company.

     5. NO ADVICE. Subscriber acknowledges and agrees that any information furnished by the Company does not constitute investment, accounting or legal advice. Subscriber is relying on its own professional advisors for such advice.

     6. INDEMNIFICATION. Subscriber recognizes that the offer and sale of the Shares to it were based upon the agreements, representations and warranties contained in this Agreement and Subscriber hereby agrees that if it breaches any agreement, representation or warranty it has made herein, it shall indemnify and hold harmless the Company and its officers, directors, attorneys, agents, representatives, and any person controlling any of them against any and all claims, actions, liability, loss, damage or expense (including attorneys' and paralegals' fees and costs of investigating and litigating claims) caused, directly or indirectly, by its breach.

     7. ACCEPTANCE OR REJECTION OF SUBSCRIPTION. The Subscriber understands, acknowledges and agrees that Company shall have the right to accept or reject this subscription, in whole or in part, and this subscription shall be deemed to be accepted by the Company only when a copy of the signature page of

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this Agreement is executed by the Company. Subscriptions need not be accepted in the order received by the Company.


     8. POWER OF ATTORNEY. In order to induce the Company to accept the subscription of the undersigned, the undersigned hereby irrevocably constitutes and appoints the Company, with full power of substitution, the undersigned's true and lawful attorney for the undersigned and in the undersigned's name, place, and stead and for the undersigned's use and benefit, to execute any documents necessary to correct or complete the undersigned's subscription documents in accordance with the apparent intent thereof. The undersigned hereby agrees to be bound by any representations made by the Company or its authorized agents, employees, or substitutes acting pursuant to this Power of Attorney, and the undersigned hereby waives any and all defenses which may be available to the undersigned to contest, negate, or disaffirm their actions or the actions of their substitutes under this Power of Attorney. The powers herein granted are granted for the sole and exclusive benefit of the undersigned and not on behalf of any other person, in whole or in part. This Power of Attorney is hereby declared to be irrevocable and a power coupled with an interest which will survive the death, disability, dissolution, bankruptcy, or insolvency of the undersigned.

     9. TAXPAYER IDENTIFICATION NUMBER. The undersigned verifies under penalties of perjury that the Social Security Number or Taxpayer Identification Number shown on the Signature Page is true, correct and complete and that the undersigned is not subject to backup withholding.

     10.   INVESTOR   QUESTIONNAIRE.   The  undersigned  has  attached  to  this
Subscription Agreement, the Investor Questionnaire which has been duly and properly completed and executed by the undersigned.

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     IN WITNESS WHEREOF, the parties have executed this Agreement,  effective as of the 25th day of June 2002.

                                        "Company"

                                        Galaxy Nutritional Foods, Inc.



                                        By:
                                              ----------------------------------
                                              Authorized Officer


Name(s) exactly as you wish             "Subscriber(s)"
your interest in the Company
to be registered.                       (1)
                                              ----------------------------------
                                              (Please print)

                                        (2)
                                              ----------------------------------
                                              (Please print)

Signatures.                             (1)
                                              ----------------------------------
                                              (Signature)

                                        (2)
                                              ----------------------------------
                                              (Signature)

Primary Residence.                      (1)
                                              ----------------------------------

                                              ----------------------------------

                                        (2)
                                              ----------------------------------

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Mailing Address (if different           (1)
from above).                                  ----------------------------------

                                              ----------------------------------

                                        (2)
                                              ----------------------------------

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Social Security or Tax                  (1)
Identification Number                   (2)
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The shares shall be issued to the  Subscriber  in the  following  capacity:  ( )
Individual, ( ) Joint Tenancy, ( ) Joint Tenants with Right of Survivorship, ( ) Tenants by the Entireties, ( ) Husband and Wife as community property, ( ) Tenants in Common, ( ) Trust, ( ) Uniform Gift to Minors Act, or ( ) other:
___________________________.

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Name of Subscriber: ____________________________

                             INVESTOR QUESTIONNAIRE

     The offer and sale of securities of Galaxy Nutritional Foods, Inc. (the "Company"), is not being registered under the Securities Act of 1933, as amended (the "Act") or qualified under state securities laws, in reliance upon exemptions from such registration and qualification requirements for transactions not involving any public offering. Information supplied through this Questionnaire will be used to ensure compliance with the requirements of such exemptions.

     The undersigned Subscriber represents and warrants to the Company and placement agents that:

     (a) The information contained herein is complete and accurate and may be relied upon by the Company and any placement agents; and

     (b) Subscriber will notify the Company and any placement agents immediately of any material change in any information contained herein occurring prior to the acceptance or rejection of the Subscriber's subscription for shares of Common Stock in the Company.

                ALL INFORMATION ON WILL BE TREATED CONFIDENTIALLY
                -------------------------------------------------
(Please print and attach additional pages where necessary to fully answer questions.)

INSTRUCTIONS:

     Please answer each question in this Questionnaire as applicable, concerns investors who are "accredited," as that term is defined and construed pursuant to Regulation D under the Act.

     IF THE INVESTOR IS A PARTNERSHIP, PLEASE ATTACH AN EXECUTED COPY OF THE PARTNERSHIP AGREEMENT AND ALL AMENDMENTS THERETO.

     IF THE INVESTOR IS A CORPORATION, PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION AND A BOARD OF DIRECTORS RESOLUTION (CERTIFIED BY THE SECRETARY OF THE CORPORATION) AUTHORIZING THE INVESTMENT.

     IF THE INVESTOR IS A TRUST, PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO.

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1.   FOR INDIVIDUAL INVESTORS ONLY:

Initial ___  (a)    I certify that I have an individual net worth,  or my spouse and I have a combined  net worth,  in excess of  $1,000,000.
                    For  purposes of this  Questionnaire,  "net worth" means the excess  of total  assets  at fair  market  value  (excluding
                    homes,  home   furnishings,   and  automobiles)  over  total
                    liabilities.

Or
Initial ___  (b)    I certify  that I had  individual  income,  exclusive of any income attributable to my spouse, of more that $200,000 in each of the last two completed calendar years, and I reasonably expect to have an individual income in excess of $200,000 during the current calendar year.

Or
Initial ___  (c)    I certify that my spouse and I had joint income of more that
                    $300,000 in each of the last two completed calendar years, and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

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2.   FOR CORPORATIONS, BUSINESS TRUSTS, OR PARTNERSHIPS:

Initial ___  (a)    Subscriber certifies that it was not formed for the specific purpose of acquiring the Securities and that Subscriber has total assets in excess of $5,000,000.

Or
Initial ___  (b)    Subscriber  certifies  that  all of its  equity  owners  are
                    accredited   investors   under  either,   1(a)  above  (i.e.
                    $1,000,000  net worth) or 1(b) or 1(c) above (i.e.  $200,000 individual or $300,000 joint income).


DATED: _________________, _____.

                                              SIGNATURE FOR PARTNERSHIP, TRUST,
SIGNATURE FOR INDIVIDUAL SUBSCRIBER:          CORPORATION, OR OTHER ENTITY:


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(Signature)                                   (Signature)


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(Print Name of Subscriber)                    (Print Name of Subscriber)


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(Signature of Joint Subscriber, if any)       (Print Name of Person Signing)


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Print Name of Joint Subscriber, if any)       (Title)

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Country of Citizenship

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